LEVIN EASTERLY PARTNERS LLC

CODE OF ETHICS

As an investment adviser, Levin Easterly Partners LLC and its wholly owned subsidiaries (“Levin Easterly”, “we” or “our”) stands in a position of trust and confidence with respect to our clients. Accordingly, we have a fiduciary duty to place the interests of the clients that we manage (collectively “Clients”), including separately managed accounts and other types of accounts, before the interests of Levin Easterly and our Staff. In order to assist Levin Easterly and our Staff in meeting our obligations as a fiduciary, Levin Easterly has adopted this Code of Ethics (the “Code”) and Levin Easterly has separately adopted a Statement on Personal Trading (the “Statement”).1 The Code incorporates the following general principles which all Staff members are expected to uphold:

•	We must at all times place the interests of our Clients first;

•

All personal securities transactions must be conducted in a manner consistent with the Code and the Statement, and avoid any actual or potential conflicts of interest or any abuse of a Staff member’s position of trust and responsibility. Detailed information about restrictions on personal trading is contained in the Statement;

•	Staff personnel must not take any inappropriate advantage of their positions at Levin Easterly;

•	Information concerning the identity of securities and financial circumstances of the Clients and their investors must be kept confidential; and

•	Independence in the investment decision-making process must be maintained at all times.

Levin Easterly believes that these general principles not only help us fulfill our fiduciary obligations, but also protect Levin Easterly’s reputation and instill in our Staff Levin Easterly’s commitment to honesty, integrity and professionalism. Staff should understand that these general principles apply to all conduct, whether or not the conduct also is covered by more specific standards or procedures set forth below. Failure to comply with the Code may result in disciplinary action, including termination of employment.

A. Persons Covered by the Code

The Code applies to Levin Easterly’s staff, which includes (i) all principals and employees of Levin Easterly; (ii) all other persons who occupy physical space at the offices of Levin Easterly and work on matters that relate to the Clients; and (iii) temporary workers, consultants, independent contractors, certain employees of affiliates or other persons designated by the Compliance Officer2 as covered by the Code (collectively, the “Staff”). For purposes of the Code, “Staff” includes all of Levin Easterly’s supervised persons.

[1]

This Code is intended to be read in conjunction with the Statement and together these two documents are adopted to meet our requirement under Advisers Act Rule 204A-1, which requires a registered investment adviser to establish, maintain and enforce a written code of ethics.

B. Compliance with Applicable Federal Securities Laws

In addition to the general principles of conduct stated in the Code and the specific trading restrictions and reporting requirements described below, the Code requires all Staff to comply with applicable federal securities laws. These laws include the Securities Act of 1933 (the “Securities Act”), the Securities Exchange Act of 1934, the Investment Company Act of 1940, the Investment Advisers Act of 1940, all applicable laws regarding insider trading, Title V of the Gramm-Leach-Bliley Act of 1999 (privacy requirements and the protection of customer non-public personal information), any rules adopted by the Securities and Exchange Commission under any of these statutes, the Bank Secrecy Act as it applies to private investment funds and investment advisers, and any rules adopted thereunder by the Securities and Exchange Commission or the Department of the Treasury.

C. Personal Trading

Levin Easterly believes that personal trading by its Staff raises important fiduciary issues. Accordingly, and as noted above, Levin Easterly has separately adopted a Statement on Personal Trading (the “Statement”), which is incorporated by reference into this Code. The Statement contains information regarding pre-clearance and reporting requirements with respect to personal trading. All Staff are expected to read and understand the Statement. In addition, all Staff personnel are required to sign a written acknowledgement (in the form provided by Levin Easterly) evidencing the fact that each Staff member has received, reviewed, and understands the Code.

D. Service on Boards of Directors and Other Outside Activities

A Staff member’s service on the board of directors of an outside company could lead to the potential for conflicts of interest and insider trading problems, and may otherwise interfere with the Staff member’s duties to Levin Easterly. Accordingly, Staff personnel are prohibited from serving on the boards of directors of any public companies. All Staff members must obtain prior written approval for any outside employment or other business affiliation including self-employment, ownership of or active participation in a business, fiduciary appointments, and other position for which the Staff member accepts compensation. Civic, charitable organizations, not for profit or non-profit organizations are not exempt from this requirement regardless if compensation is received. Volunteer work for non-profit organizations performing ministerial functions is not subject to this paragraph. After each calendar quarter-end, all Levin Easterly employees must certify they have disclosed all outside business activities.

[2]	The Compliance Officer role will be filled by Raymond Ottusch, and in his absence, by Grace Bosserman.

E. Gifts and Entertainment

In order to address conflicts of interest that may arise when a Staff member accepts or gives a gift, favor, entertainment, special accommodation, or other items of value, and to meet applicable regulatory requirements, Levin Easterly places restrictions on gifts and entertainment. The following specific restrictions apply.

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Gifts. No Staff member may receive any gift, service, or other item that exceeds in the aggregate $150 per year from or to any person or entity that does or seeks to do business with or on behalf of Levin Easterly. Furthermore, Staff members should not accept gifts from any person in connection with Levin Easterly’s business if the acceptance of such gift would influence any material decision of such Staff member or otherwise cause the Staff member to feel obliged to do something in return for the gift.

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Entertainment. No Staff member may accept extravagant or excessive entertainment to or from an investor, prospective investor, or any person or entity that does or seeks to do business with or on behalf of Levin Easterly. Staff may provide or accept a business entertainment event, such as a meal or a sporting event, of reasonable value, if the person or entity providing the entertainment is present and the entertainment is not so frequent nor extensive as to raise any question of propriety. Furthermore, Staff members should not accept entertainment from any person in connection with Levin Easterly’s business if the acceptance of such gift would influence any material decision of such Staff member or otherwise cause the Staff member to feel obliged to do something in return for the entertainment.”

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Cash. No Staff member may accept cash gifts or cash equivalents (except gift certificates) to or from an investor, prospective investor, or any entity that does or seeks to do business with or on behalf of Levin Easterly.

•

Gift Reports. Upon the receipt of any gift, a Staff member must promptly report the gift to the Compliance Department, and must do so by sending an e-mail, or by other prompt available communication, which contains the following information with respect to the gift: (1) Staff member name; (2) whether the gift was received; (3) date of receipt (date of email or notification is sufficient); (4) brief gift description; 5) name of sender (if known or disclosed); (6) sender’s firm (if known or disclosed); and (7) gift value or reasonable estimation if the gift exceeds $150.00 to the extent known (if unknown, the Compliance Department will make a fair and reasonable estimate and final determination). The Compliance Department shall review all gift reporting and verify if any gifts may have exceeded $150.00. Gifts to an individual or multiple individuals in excess of $150.00 per person may be returned/declined.

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Entertainment Reports. Prior to or immediately after attending or sponsoring any entertainment event (including events sponsored by third parties), a Staff member must promptly report the entertainment event to the Compliance Department, and must do so by sending an e-mail, or by other prompt available communication, which contains the following information with respect to the attended event: (1) Staff member name(s); (2) state if the Staff member sponsored the event, (3) date or date reference of the event; (4) brief description of the event; (5) sponsoring firm if other than Levin Easterly; and (6) the name of at least one attendee(s) of the sponsoring firm and their firm names, if applicable.

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The Compliance Officer will review such gift and entertainment reports and may require the Staff member to return the gift or provide payment for a gift or entertainment if the Compliance Officer or Chief Executive Officer believes that such action is appropriate.

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Government Officials. No gift or entertainment event of any value involving government officials or their families may be given or sponsored by Levin Easterly or any Staff member without the prior written approval of the Compliance Officer. Please refer to Section F –Political Contributions for additional information.

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Solicited Gifts. No Staff member may use his or her position with Levin Easterly to obtain anything of value from a client, supplier, or person to whom the Staff member refers business, or any other entity with which Levin Easterly does business.

•	Referrals. Staff personnel may not make referrals to clients (e.g., of accountants, attorneys, or the like) if the Staff member expects to personally benefit in any way from the referral.

•	Quarterly and Yearly Certification reporting. After each calendar quarter-end, all Levin Easterly employees must certify they have reported all Gift and Entertainment occurrences.

Employee’s should always use good judgment in connection with receipt of gifts or entertainment. If in doubt about any types of gifts or entertainment, please consult the Compliance Officer in advance whenever possible.

F. Political Contributions

1. This requirement applies to contributions made by Levin Easterly, Persons Covered by the Code (See Section A above—Persons Covered by the Code), any Political Action Committee (“PAC”) controlled by Levin Easterly, and anyone who solicits public investment advisory business relationships on behalf of Levin Easterly including lawyers, placement agents, affiliated entities or individuals, consultants, or through any third party. Levin Easterly may not be able to solicit or provide advisory services for two (2) years (before and after the contribution) to any governmental entity after Levin Easterly or Firm personnel makes a political contribution, soliciting or coordinating contributions, payments to a political party of a State or local government, or to a public official of a governmental entity that is in a position to influence the award of advisory business. Levin Easterly is prohibited from paying third party entities to make political contributions and then solicit those government entities for our advisory services.

(a)

Prior to making any political contribution by Levin Easterly or an affected employee, the proposed contribution must be cleared by both the Chief Compliance officer in consultation with the Chief Executive Officer of Levin Easterly.

(b)	Levin Easterly and its employees are prohibited from soliciting others to make contributions to a public official or to their PAC.

(c)	Levin Easterly will maintain internal records of affected employees and their contributions. The Chief Compliance Officer will be responsible for keeping track of such contributions.

2. The following types of contributions made by Levin Easterly or affected employees are subject to the Advisers Act Rule 206(4)-5. Those excluded are also explained below.

(a)

“Contributions” include any gift, subscription, loan, advance, or deposit of money or anything of value made: (i) for the purpose of influencing any election for federal, state or local office; (ii) for payment or reduction of debt incurred in connection with any such election; or (iii) for transition or inaugural expenses incurred by the successful candidate for state or local office. “State” includes any state of the United States, the District of Columbia, Puerto Rico, the Virgin Islands, or any other possession of the United States.

(b)

Contributions to a “public official” are subject to the rule. A “public official” is defined as any incumbent, candidate or successful candidate for elective office of any governmental body, which office is directly or indirectly responsible for, or can influence the outcome of, the hiring of an investment advisor for a municipal securities business. This includes any public official or candidate (or successful candidate) who has influence over the awarding of investment advisory business so that contributions to certain state-wide executive or legislative officials (including governors) would be included within the rule.

(c)

Indirect contributions by affected employees are also subject to the rule, including contributions to a local political party who is soliciting contributions to specifically support an issuer official.

(d)

Specifically excluded from this requirement are contributions by Persons Covered by the Code that do not exceed, in total, $350 to each official, per election, but only if the Firm employees and individuals subject to this Code are entitled to vote for such official. This is defined “entitled to vote” to mean the employee’s principal residence is in the locality in which the issuer official seeks election. Otherwise, the contribution cannot exceed $150 to each official, per election.

(e)

The definition of “contribution” does not restrict the personal volunteer work of Persons Covered by the Code in political campaigns other than soliciting or coordinating contributions. However, if the resources of Levin Easterly are used (a political position paper is prepared by Levin Easterly personnel, Levin Easterly supplies or facilities are used, etc.) or expenses are incurred by Levin Easterly’s employees and/or individuals subject to this Code in the course of the volunteer work, the value of the resources or expenses would be considered a contribution and could trigger the restriction on business.

3. Whose Contributions Are Affected. Covered contributions include those by Levin Easterly, any PAC controlled by Levin Easterly, Persons Covered by the Code and anyone who solicits public investment advisory business for Levin Easterly including lawyers, placement agents, affiliated entities or individuals, consultants, or through any third party.

Note that contributions made by affected individuals PRIOR TO joining Levin Easterly or leaving Levin Easterly could affect Levin Easterly’s ability to conduct business with issuers. New employees do not join with a clean slate; contributions by the new employee during the prior two (2) years are also considered. Levin Easterly will require new employees to certify to it as to any political contributions made by such employees during the two (2) years prior to their employment. Copies of such certifications will be forwarded to the Compliance Officer.

4. Approval. As also noted above, proposed political contributions to officials of issuers must be cleared by the Chief Compliance Officer in consultation with the Chief Executive Officer before such proposed contributions are made to such officials. In addition, any political activities (e.g., volunteer work, etc.) on behalf of an official of an issuer must be cleared, in advance, by both the Chief Executive Officer and the Chief Compliance Officer prior to participation.

5. Prohibitions. Neither Levin Easterly nor any of its employees and individuals subject to this Code as defined herein may solicit others, including employees, family members, PACs, and any others outside Levin Easterly, to make contributions to an official of an issuer with whom Levin Easterly engages or is seeking to engage in municipal securities business, or to coordinate such contributions. Levin Easterly and firm employees and individuals subject to this Code may not engage in fund-raising activities for officials of issuers.

6. Records To Be Maintained By Levin Easterly. Levin Easterly will maintain information in its files identifying affected employees and the states in which it is engaged or is seeking to engage in investment advisory relationships; municipal issuers with whom Levin Easterly is doing and has done business for the past two (2) years; consultants engaged to obtain business; and all contributions made to issuer officials including contributions of affected employees, Levin Easterly, and any PAC controlled by Levin Easterly. This does not include the minimal $150 contributions allowed under Advisers Act Rule 206(4)-5. This will be an internal record subject to scrutiny by regulatory authorities.

7. Quarterly and Annual Reporting. All firm personnel must certify to Levin Easterly they have not been subject to a disqualifying event as defined by Regulation D Section 506(d) (“Bad Actor” rule) (Exhibit A). All and gifts and entertainment events (Exhibit B) and political contributions (Exhibit C) as part of the Code of Ethics certification process.

G. Reporting Violations

Every Staff member must immediately report any violation of the Code or the Statement to the Compliance Officer or, in the Compliance Officer’s absence, to Grace Bosserman. All reports will be treated confidentially and investigated promptly and appropriately. Levin Easterly will not retaliate against any Staff member who reports a violation of the Code or Statement in good faith and any retaliation constitutes a violation. The Compliance Officer will keep records of any violation of the Code or the Statement, and of any action taken as a result of the violation.

H. Administration of the Code

The Compliance Officer will receive and review all reports submitted pursuant to the Code or the Statement. The Compliance Officer will review the reports to determine, for example, that any personal trades by the Staff are consistent with requirements and restrictions set forth in the Code and the Statement and do not otherwise indicate any improper trading activities. The Compliance Officer also will ensure that all books and records relating to the Code and the Statement are properly maintained. The books and records required to be maintained include the following:

•	A copy of the Code and the Statement that is in effect, or at any time within the past five years was in effect;

•	A record of any violation of the Code or the Statement, and of any action taken as a result of the violation;

•	A record of all written acknowledgements of receipt, review and understanding of the Code and the Statement from each person. who was subject to the Code and the Statement;

•	A record of each report made by a Staff member, including any brokerage confirmations and brokerage account statements obtained from Staff;

•	A record of the names of persons who are currently, or who were during the prior five years were subject to the Code and the Statement were, Staff members; and

•	A record of any decision, and the reasons supporting the decision, to approve the acquisition of any private placement.

These books and records must be maintained by Levin Easterly in an easily accessible place for at least five years from the end of the fiscal year during which the record was created, the first two years in an appropriate office of Levin Easterly.

Finally, Levin Easterly is required to include a description of our Code and our Statement in Part 2A of our Form ADV and, upon request, furnish a copy of the Code and the Statement to clients. The Compliance Officer will ensure that a proper description of our Code and our Statement is included in the Form ADV and will coordinate the distribution of our Code and our Statement to any investors or separate account clients who request a copy.

I. Sanctions

Any violation of any provision of the Code or the Statement may result in disciplinary action. The Chief Executive Officer of Levin Easterly and/or outside counsel will determine an appropriate sanction. Disciplinary action may include, among other sanctions, a letter of reprimand, disgorgement, suspension, demotion or termination of employment.

J. Acknowledgment of Receipt and Compliance

Levin Easterly will provide each Staff member with a copy of the Code and any amendments hereto. Any questions regarding any provision of the Code or its application should be directed to the Compliance Officer. Each Staff member must provide Levin Easterly with a written acknowledgement (in the form provided by Levin Easterly) evidencing the fact that such Staff member has received and reviewed, and understands, the Code.

Dated: March 29, 2019

EXHIBIT A

QUARTERLY CERTIFICATION

(Regulation D Section 506(d)) For Levin Easterly Staff Members

By signing below, I represent and warrant that I am answering the following questions truthfully and to the best of my knowledge. If any question is answered “Yes,” I agree to attach a separate sheet to this Questionnaire explaining that answer. I agree to inform the Chief Compliance Officer immediately if any of my responses provided in this Questionnaire change or if any situation arises that could, in the future, cause any of such responses to change.

1.	Have you been convicted, within the last ten years, of any felony or misdemeanor:

(A)	In connection with the purchase or sale of any security;

(B)	Involving the making of any false filing with the U.S. Securities and Exchange Commission (the “Commission”); or

(C)	Arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser or paid solicitor of purchasers of securities?

☐    Yes  ☐    No

2.

Are you subject to any order, judgment or decree of any court of competent jurisdiction, entered within the last five years, that restrains or enjoins you from engaging or continuing to engage in any conduct or practice:

(A)	In connection with the purchase or sale of any security;

(B)	Involving the making of any false filing with the Commission; or

(C)	Arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser or paid solicitor of purchasers of securities?

☐    Yes  ☐    No

3.

Are you subject to a final order of a state securities commission (or an agency or officer of a state performing like functions); a state authority that supervises or examines banks, savings associations, or credit unions; a state insurance commission (or an agency or officer of a state performing like functions); an appropriate federal banking agency; the U.S. Commodity Futures Trading Commission; or the National Credit Union Administration that:

(A)	Bars you from:

(1)	Association with an entity regulated by such commission, authority, agency, or officer;

(2)	Engaging in the business of securities, insurance or banking; or

(3)	Engaging in savings association or credit union activities; or

(B)	Constitutes a final order based on a violation of any law or regulation that prohibits fraudulent, manipulative, or deceptive conduct entered within the last ten years?

☐    Yes  ☐    No

4.

Are you subject to an order of the Commission entered pursuant to section 15(b) or 15B(c) of the Securities Exchange Act of 1934 (15 U.S.C. 78o(b) or 78o-4(c)) or section 203(e) or (f) of the Investment Advisers Act of 1940 (15 U.S.C. 80b-3(e) or (f)) that:

(A)	Suspends or revokes your registration as a broker, dealer, municipal securities dealer or investment adviser;

(B)	Places limitations on your activities, functions or operations; or

(C)	Bars you from being associated with any entity or from participating in the offering of any penny stock?

☐    Yes  ☐    No

5.	Are you subject to any order of the Commission entered within the last five years that orders you to cease and desist from committing or causing a violation or future violation of:

(A)

Any scienter-based anti-fraud provision of the federal securities laws, including without limitation section 17(a)(1) of the Securities Act of 1933 (15 U.S.C. 77q(a)(1)), section 10(b) of the Securities Exchange Act of 1934 (15 U.S.C. 78j(b)) and 17 CFR 240.10b-5, section 15(c)(1) of the Securities Exchange Act of 1934 (15 U.S.C. 78o(c)(1)) and section 206(1) of the Investment Advisers Act of 1940 (15 U.S.C. 80b-6(1)), or any other rule or regulation thereunder; or

(B)	Section 5 of the Securities Act of 1933 (15 U.S.C. 77e)?

☐    Yes  ☐    No

6.

Are you suspended or expelled from membership in, or suspended or barred from association with a member of, a registered national securities exchange or a registered national or affiliated securities association for any act or omission to act constituting conduct inconsistent with just and equitable principles of trade?

☐    Yes  ☐    No

7.

Have you filed (as a registrant or issuer), or been or been named as an underwriter in, any registration statement or Regulation A offering statement filed with the Commission that, within the last five years, was the subject of a refusal order, stop order, or order suspending the Regulation A exemption, or are you the subject of an investigation or proceeding to determine whether a stop order or suspension order should be issued?

☐    Yes  ☐    No

8.

Are you subject to a United States Postal Service false representation order entered within the last five years, or are you subject to a temporary restraining order or preliminary injunction with respect to conduct alleged by the United States Postal Service to constitute a scheme or device for obtaining money or property through the mail by means of false representations?

☐    Yes  ☐    No

The undersigned has executed this Questionnaire this ___ day of __________, 201_.

Signature

Print Name

EXHIBIT B

GIFTS AND ENTERTAINMENT CERTIFICATION

☐ I have reported all gifts and entertainment events received during the quarter ending _______ (please state specific date)

☐ I have no gift or entertainment events to report during the quarter ending ________________ (please state specific date)

By: _________________________

Name:

Date:

EXHIBIT C

POLITICAL CONTRIBUTIONS CERTIFICATION

☐ I have reported all political contributions made during the quarter ending __________ (please state specific date)

☐ I have no political contributions to report during the quarter ending _______________ (please state specific date)

As a reminder, all political contributions MUST BE PRE-CLEARED PRIOR to the contribution.

By: _________________________

Name:

Date:

EXHIBIT D

OUTSIDE BUSINESS ACTIVITIES CERTIFICATION

☐ I have reported all outside business activities in which I engage or engaged during the quarter ending _______ (please state specific date)

☐ I have no outside business activities to report during the quarter ending ________________ (please state specific date)

By: _________________________

Name:

Date:

LEVIN CAPITAL STRATEGIES, L.P.

STATEMENT ON PERSONAL TRADING

As an investment adviser, Levin Capital Strategies, L.P. (“LCS”) stands in a position of trust and confidence with respect to our Clients. Accordingly, we have a fiduciary duty to place the interests of the private funds and separately managed account Clients (collectively, “Clients”) before the interests of LCS and our Staff (defined below), including with respect to our personal trading. In order to assist LCS and our Staff in meeting our obligations when engaging in personal trading, LCS has adopted this Statement on Personal Trading (the “Statement”).

As explained in more detail below, this Statement requires every Staff member to, among other things:

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Disclose to LCS’s compliance officer (the “Compliance Officer”)[3] all personal accounts (defined below), which includes accounts of various family members, within 10 days of becoming a member of the staff and promptly after opening any new personal account. (Please note: Additional brokerage accounts may not be opened without prior approval.)

•	Generally maintain all personal brokerage accounts with Fidelity Brokerage Services LLC unless an exception is granted for special circumstances.

•	Generally obtain prior approval before making a personal investment in any covered security, (defined below), other than ETFs, (including “GLDs” and “SPYs”), and S&P or ETF options.

•	Generally hold covered securities in personal accounts for a minimum of 15 calendar days, calculated based upon your most recent purchase in the security.

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Submit initial and annual holdings reports and quarterly transaction reports to the Compliance Officer for personal holdings of securities held in physical form, investments in hedge funds, and other similar types of securities that do not otherwise appear on duplicate brokerage statements and confirmation statements provided to the Compliance Officer.

All members of the Staff are reminded that failure to comply with these requirements may result in disciplinary action, including dismissal from the firm.

K.	Persons and Accounts Covered

1.	Staff

The Statement applies to LCS’s staff and wholly owned LCS affiliates, which includes (i) all principals and employees of LCS; (ii) all other persons who occupy physical space at the offices of LCS and work on matters that relate to LCS’s Clients; and (iii) temporary workers, consultants, independent contractors, certain employees of affiliates or other persons designated by the Compliance Officer as covered by the Statement (collectively, the “Staff”).

[3]	The Compliance Officer role will be filled by Raymond Ottusch, and in his absence, by Grace Bosserman.

2.	Accounts

The requirements and restrictions contained in the Statement apply to all “covered securities” in any “personal account.”

a.	Personal Accounts

The term “personal account” means any securities account in which a Staff member has any direct or indirect “beneficial ownership,” and includes any personal account of the Staff member’s immediate family (including any relative by blood or marriage either living in the Staff member’s household or financially dependent on the Staff member).

For purposes of this Statement, the following is a non-exclusive list of personal accounts:

•	An account owned by a Staff member or a Staff member’s spouse or domestic partner;

•	An account owned by a Staff member’s child who is under the age of 18;

•

An account owned by a Staff member’s child who is 18 or older, and the child (i) lives in the same household as the Staff member or (ii) the Staff member contributes in any way to the child’s support; and

•

An account owned by any of the following persons who live in the Staff member’s household: (i) a stepchild; (ii) a grandchild; (iii) a parent; (iv) a grandparent; (v) a sibling; (vi) any of the foregoing who are in-laws.

Any question regarding whether or not an account is considered a personal account, should be promptly brought to the attention of the Compliance Officer.

b.	Covered Securities

The term “covered securities” includes all securities defined as such under the Investment A dvisers Act of 1940 (the “Advisers Act”), and includes:

•	Debt and equity securities;

•	Options on securities, on indices, and on currencies;

•	All forms of limited partnership and limited liability company interests, including interests in private investment funds (such as hedge funds), and interests in investment clubs;

•	Foreign unit trusts and foreign mutual funds; and

•	Exchange traded funds (“ETFs”).

•	The term covered securities, however, does not include the following:

•	Direct obligations of the U.S. government (e.g., treasury securities);

•	Bankers’ acceptances, bank certificates of deposit, commercial paper, and high-quality short-term debt obligations, including repurchase agreements;

•	Shares issued by money market funds where the fund maintains a stable $1.00 net asset value;

•	Shares of open-end mutual funds that are not advised or sub-advised by the Firm (or the Firm’s affiliates); and

•	Shares issued by unit investment trusts that are invested exclusively in one or more open-end mutual funds, none of which are funds advised or sub-advised by the Firm (or the Firm’s affiliates).

Any questions regarding the application of these terms should be brought to the attention of the Compliance Officer.

L.	Disclosure and Maintenance of Personal Accounts

Every member of LCS’s Staff must disclose any and all personal accounts. This disclosure must be made within 10 days of the time a person initially becomes a member of the Staff and promptly after opening any new personal account. A personal account opening disclosure form for new accounts is attached as Exhibit A. Any Staff member who fails to disclose promptly any personal account is subject to disciplinary measures, including termination from LCS.

LCS expects all Staff members to move any and all personal accounts to Fidelity Brokerage Services LLC. Personal accounts should be transferred within sixty (60) days after the first day of employment. Exceptions to this requirement will be made by the Compliance Officer and will be granted only in rare circumstances such as when a Staff member demonstrates an extreme hardship.

Pre-Approval for Personal Trading

Every Staff member must obtain approval from LCS’s Compliance Officer before purchasing or selling any covered security other than ETFs, (including “GLDs” and “SPYs”) and S&P or ETF options. Any such transaction that does not require pre-approval must nevertheless be reported to the Compliance Officer at the time of the transaction or promptly thereafter.

In determining whether to grant pre-approval, the Compliance Officer may consult with the Firm’s head trader and portfolio manager(s) as applicable. The pre-approval process is outlined below:

•

(i) If the Compliance Officer determines that the Firm has no immediate plans to purchase or sell the security, including any derivative security (options, convertible bonds, warrants, etc..) for a Client account (within the following two business days) and there are no open Client orders, approval generally will be granted.

•

(ii) Notwithstanding the foregoing, the Compliance Officer will monitor personal trading activity and, if it is determined that (1) there is a pattern of personal trades being placed within 2 business days of subsequent Client trades in the same security and (2) the personal trades occurred at a better price than the Client trades, then the Compliance Officer may require a Staff member to disgorge any price differential. The two-business-day provision, however, will not apply in the case of Client transactions resulting from Client contributions or withdrawal of assets, IPOs, Client redemptions, tax-related sales and Client-directed orders (“Flow related” transactions) or any similar type of client transactions. Price disgorgements will occur, unless circumstances in the opinion of LCS dictates otherwise, when an employee transaction receives a superior price on a purchase or sale of the same security, on the “same side” of the market within the two (2) day blackout period. “Flow related” client transactions are excluded from potential employee price disgorgements.

(iii)

With respect to investments in private investment funds (“Fund”) or a separate employee managed account where Staff, Levin Capital Strategies, L.P., or its affiliates, have entirely funded a new or existing fund or separate employee managed account that follows a pre-determined investment strategy offered to clients or as a “seed” for a new investment strategy consistent with the firm’s investing style, pre-approval generally will not be required. Furthermore, the Fund or separate employee managed account will not be subject to price disgorgement providing either: (A) the Fund or separate employee managed account traded pursuant to a “flow” of funds and the portfolio is therefore subject to rebalancing at the discretion of the portfolio manager; or (B) the Fund or separate employee managed account has traded pari-pasu and in trade rotation with other investment advisory accounts. At the time of the investment decision employee managed accounts will always go last in any trading rotation process, and will not be subject to the price disgorgement process. Separate employee managed accounts and employee private investment funds may go “out of rotation” for a flow related event.

•

(iv) If the Compliance Officer determines that the Firm has immediate plans to purchase or sell the security for a Client account or there is an open Client order (except client “flow related” transactions), approval may be granted so that the Staff member may trade on a pari-passu basis with the Client(s) accounts (i.e., the personal trade must be executed in tandem with the Firm’s trades for Client accounts) consistent with the Firm’s trading rotation and general allocation procedures.[4] “Flow related” client transactions shall have priority over proposed employee related transactions.

•

(v) Any transaction that is pre-approved must be (1) executed on the day of approval; and (2) not designated as “market on close.” If a pre-approved transaction is not effected on the day of approval, a new approval must be sought for any subsequent trade.

•

(vi) Notwithstanding the above, the Compliance Officer must always pre-approve the purchase of any private placement. This pre-approval requirement applies to both purchases of privately placed securities issued by a company, as well as investments in third-party managed hedge funds.[5] In addition, Staff members are reminded that due to applicable regulatory restrictions, no Staff member may purchase a security issued in an initial public offering (new issues of municipal debt securities, and a mutual savings bank or thrift conversion to a publicly held ownership during the community offering period, may be acquired subject to the other requirements of this Statement).

[4]

The Firm will endeavor to ensure that all trades placed on a pari passu basis are effected at the same price. The Compliance Officer, in consultation with counsel, will determine an appropriate course of action in the event that personal accounts receive a better price than Client accounts due to the existence of directed brokerage requirements for broker-directed custodial accounts.

[5]

In determining whether to grant approval, the Compliance Officer will take into consideration such factors as whether (i) the investment opportunity is being provided to the Staff member based on the Staff member’s ability to direct client transactions; (ii) the investment opportunity is otherwise appropriate for Client accounts’ based on investment objectives, available cash for investment and similar factors; and (iii) the investment is likely to create a future conflict of interest.

•

(vii) Option contracts that are expiring on the last trading day, and the Staff member desires to “rollover” the option contract(s) (selling the expiring option contract and purchasing another issuer’s option contract with a later expiration date) may occur provided the procedures in this Section III are followed. The Compliance Officer must be notified this is an option “rollover” transaction, the rollover transaction must be executed the same day, the Staff member must adhere to Section IV- “Minimum Holding Periods” of this Statement for “rollover option contracts.” The proposed transaction will not be subject to the two business day requirement as stated under Section III (ii) “Pre-Approval for Personal Trading.”

The pre-approval requirements described above will not apply, however, with respect to the following transactions:

(i) Transactions in a personal account in which the Staff member has no direct or indirect influence or control (e.g. a blind trust);

(ii) Transactions in a personal account where the account is managed on a discretionary basis by a financial adviser, provided that: (1) the financial adviser represents to LCS that it will not acquire IPOs or private placements for the personal account and (2) the Staff member represents that he or she will not have discussions with the financial adviser regarding specific securities to be bought or sold for the account. LCS employee managed accounts do not require pre-approval, however these employee managed accounts are subject to the provisions of the Code of Ethics and Personal Trading Statement ;

(iii) Transactions pursuant to an automatic investment plan or a tender offer;

(iv) Purchases effected upon the exercise of rights issued by an issuer pro rata to all holders of a class of its securities; and

(v) Acquisitions of securities through stock dividends, stock splits, reverse stock splits, mergers, consolidations, exercising options, spin-offs, and other similar corporate reorganizations.

M.	Minimum Holding Periods

All Staff personnel are reminded that the Firm encourages its Staff to make personal investments for long-term investment purposes, including with respect to mutual funds. Accordingly, each Staff member generally must hold covered securities, other than ETFs, (including “GLD” or “SPY”), ETF options, and S&P options, purchased in a personal account for at least 15 calendar days (day of acquisition is not included in the computation of the holding period), calculated based upon your most recent purchase in the security. A Staff member, however, may, subject to pre-approval requirements, sell a covered security within 15 calendar days of purchase on a pari-passu basis with Client accounts, provided that the Staff member (1) initially purchased the covered security as part of a trade executed on a pari-passu basis with Client accounts and (2) substantially all of those Client accounts also are selling the security. In addition, all Staff personnel are prohibited from trading in the shares of mutual funds for their personal accounts, and for the Client accounts, in a manner inconsistent with a mutual fund’s prospectus.

Levin Capital Strategies, L.P., or its affiliates, or employee account(s) are not subject to the fifteen (15) calendar day minimum holding requirement when securities are held in:

•	A fund (or pooled vehicle) that has no substantial outside investors (non-family members or other LCS personnel); or

•	A separate employee advisory account, managed by a SEC registered investment advisor, not affiliated with LCS pursuant to a written investment management agreement;

•	Employee advisory account(s) managed by LCS that follows a pre-determined investment strategy offered by the firm and is managed pursuant to a written investment management agreement;

This exception also includes LCS employee separately managed advisory account(s) for the purpose of building an investment track record or as a “seed” for a new investment strategy that is consistent with the firm’s strategies and with a view of later offering the strategy to outside investors.

If Firm personnel should “rollover” an option contract(s) (see above under Section III (vi), the new “rolled over” option contract must be held for a minimum of fifteen (15) days. No carry over of time held in the previous option contract will be credited towards the new option contracts.

N.	Securities Reporting Requirements

1.	Duplicate Trade Confirmations and Account Statements

Each Staff member must arrange for duplicate trade confirmations and monthly brokerage statements (or quarterly if such statements are generated only quarterly) for all covered securities in any personal account to be sent to the Compliance Officer.6 The monthly brokerage statements must include generally for each covered security:

•	The title and type of security, and as applicable the exchange ticker symbol or CUSIP number, number of shares, and the principal amount of each security; and

•	The nature of each transaction (i.e., purchase, sale or any other type of acquisition or disposition) and the price of the security at which the transaction was effected.

2.	Reporting Requirements

a.	Initial Holdings Reports

Each Staff member must submit to the Compliance Officer, no later than 10 days after becoming a Staff member, a list of all personal accounts (in the form attached hereto as Exhibit B, Section I) and a copy of his or her most recent account statements for every personal account. The account statements must be current as of a date no more than 45 days prior to the date of becoming a Staff member, and include generally for each covered security the title and type of security, and as applicable the exchange ticker symbol or CUSIP number, number of shares, and the principal amount of each security.

[6]

The Compliance Officer will take the necessary steps to ensure that all such confirms and statements for all disclosed personal accounts held at outside of Fidelity Brokerage Services LLC are obtained.

In addition, each Staff member must, in conformity with the procedures set forth in the above paragraph, submit an initial report (in the form attached hereto as Exhibit B, Section II,) disclosing any covered security the Staff member beneficially owns that is not listed in the brokerage statements provided to the Compliance Officer (e.g. securities held in physical form, investments in hedge funds, etc.).

b.	Annual Holdings Reports

Each Staff member must submit to the Compliance Officer on a quarterly basis,    with the fourth quarter year ending report no later than February 14th of the following year, (in the form attached hereto as Exhibit B, Section I) affirming all personal accounts. To the extent that a Staff member beneficially owns a covered security that is not listed in his or her monthly brokerage statements provided to the Compliance Officer (e.g. securities held in physical form, investments in hedge funds, etc.), the covered security must be disclosed on Exhibit B, Section II. The information contained in the report must be current as of a date no more than 45 days prior to the date the report is submitted.

c.	Quarterly Transaction Reports

For any covered securities in personal accounts that are not reflected in the Staff member’s trade confirmations and brokerage statements sent to the Compliance Officer (e.g. securities held in physical form, investments in hedge funds, etc.), each Staff member must submit a quarterly report detailing each securities transaction for that quarter (in the form attached hereto as Exhibit C), no later than 30 days after the end of each calendar quarter.

3.	Exceptions to the Reporting Requirements

No Staff member is required to submit:

a.	Any report with respect to covered security held in a personal account over which the Staff member had no direct or indirect influence or control (e.g., a blind trust).

b.

A quarterly transaction report with respect to transactions effected pursuant to an automatic investment plan (i.e., a program in which regular periodic purchases (or withdrawals) are made automatically in (or from) investment accounts in accordance with a predetermined schedule and allocation, including any dividend reinvestment plans).

O.	Confidentiality of Client Trading Information

All Staff members are reminded that information regarding Client trades are strictly confidential. No Staff member may discuss actual or potential Client trades with any other Staff members except on a need-to-know basis and may not discuss actual or potential Client trades with anyone outside the firm, including family members.

P.	Sanctions

Any Staff member who violates any provisions of this Statement is subject to disciplinary action, which may include dismissal.

Q.	Acknowledgment of Receipt and Compliance

Any questions regarding any provision of the Statement or its application should be directed to the Compliance Officer. Each Staff member must provide LCS with a signed a written acknowledgement (in the form provided by the firm) evidencing the fact that such Staff member has received and reviewed, and understands, the Statement.

IX.	Exceptions to the Personal Trading Statement and Code of Ethics

A.	Severe Market Dislocations

(i). During times of general market distress and market dislocations, certain provisions of the Personal Trading Statement may be temporarily suspended as determined by the Chief Compliance Officer or the President of LCS. The temporary suspension will be invoked when the S&P 500 index is down 3% during one trading session or 5% over a rolling three trading day period. When this occurs, then the following exemptions to the Personal Trading Statement may occur:

1.

The blackout period is suspended for liquidating “long” transactions. However if securities transactions in a personal account receives a superior price to an advisory account for that specific transaction, a price disgorgement will occur;

2.

Security holdings purchased within the prior 15 calendar days may be sold (prior purchases greater than 15 calendar days are excluded) can be sold providing the liquidating price is equal to or less than the lowest cost basis; and

3.

Purchase of long puts, covering an equity security purchased within 15 days, with expiration less than 15 days can occur providing the strike price is equal to or lower than the cost basis of the security purchased during the 15 day period (thus if a Fund transacts in a security, a personal account will not be subject to the trading restriction during this period).

B.	Large Cap Trading Exemption

(ii) LCS will only grant exceptions pursuant to this “Large Cap Trading Exception” upon specific request for each trade request along with supporting documentation demonstrating that the security is eligible, and there are no pending or contemplated investment advisory orders that are pending execution. Blackout period requirements as set forth under Section II(i) and (ii) above shall not apply at the time of this exempted transaction to:

1.

Any purchase or sale, or series of related transactions involving the same or related securities, if the issuer has a market capitalization (outstanding shares multiplied by the current price per share) greater than $50 billion, is listed on a U.S. Stock Exchange or NASDAQ, and the average of daily reported trading volume exceeds five (5) million shares over a rolling fifteen (15) trading days; or

2.

Any other publically traded U.S. listed security (NYSE, AMEX, or NASDAQ) that does not exceed the $50 billion market cap and the average of the daily reported trading volume exceeds five (5) million shares over a rolling fifteen (15) trading days, may be approved to the extent of one percent (1%) of the reported trading day volume

(exclusive of Levin Capital Strategies L.P. trading volume) at the time of approval request. Covered persons trade executions for this exception can only occur one-half hour after the U.S. listed exchanges (NYSE, AMEX, or NASDAQ) opens, and one-half hour prior to the U.S listed exchanges (NYSE, AMEX, or NASDAQ) published closing time. Any open limit or market orders not executed by one hour before the market closes must be canceled and not executed (Subsequent approval for such pending trade(s) must be obtained).; or

3.

Sell or close out any open security position where the individual security position has experienced a sharp market dislocation event. This shall be defined as when a security position has decreased in price by 20% over a three (3) business day period, and the position is sold or closed out either at a loss or approximately the same price of the individual’s tax lot cost. The security may be sold without volume limitation, is subject to potential price disgorgement, and can occur pari-passu with other advisory accounts provided the order is entered at or about the same time as other investment advisory orders.

Note: Pre-clearance is still required. These exemptions can only be granted if the personal trading is on the “same-side” or “same direction” with any pending or executed investment advisory order (“flow” transactions are excluded), and the trades will be subject to potential price disgorgements. Under certain circumstances, the Compliance Department, Chief Operating Officer or President may determine that a covered person may not rely upon this “Large Cap/De Minimus” exemption. In such a case, the covered person will be notified prior to or at the time the pre-clearance request is made. Any transaction(s) approved under this section (“Large Cap Trading Exemption”) is still subject to potential price disgorgement as described under Section II(ii).

C.	Other

Any exceptions to this Personal Trading Statement or Code of Ethics must have the prior written approval of the Chief Compliance Officer or the President. Any questions about this Personal Trading Statement or Code of Ethics should be directed to the Chief Compliance Officer.

The firm shall document and record whenever an exemption is granted along with appropriate documentation of market conditions, and Staff member transactions subject to exceptions to this Personal Trading Statement or Code of Ethics.

Dated: January 2, 2019

EXHIBIT A

NEW PERSONAL ACCOUNT REPORT

Name of Staff member: ___________________________

Date of Submission: ______________________________

Each Staff member must complete and submit this form for each new non Fidelity Brokerage Services LLC personal account to the Compliance Officer promptly after opening the account.

I.	New Personal Accounts:

Account Title	Broker/Institution Name and Address	Account Number	Date Opened

All staff members must receive prior approval from the CCO to open a non Fidelity Brokerage Services LLC brokerage account. Any Staff member who fails to promptly disclose a recently opened a non Fidelity Brokerage Services LLC personal account is subject to disciplinary measures, including termination from LCS.

I hereby certify that the information contained in this report is accurate and that listed above are all new personal accounts not previously disclosed to LCS.

By:
Name:
Date:

EXHIBIT B

HOLDINGS REPORT

Name of Staff member: ___________________________

Date of Submission: ______________________________

Type of Report (check one):	___ Initial Holdings Report (submitted within 10 days after becoming a Staff member)
___ Quarterly Holding Report Ending ______________________
___ Annual Holdings Report (submitted annually)

It is expected that covered securities owned by a Staff member will be disclosed in his or her monthly brokerage statements provided to the Compliance Officer. To the extent that a Staff member beneficially owns a covered security that is not listed in his or her monthly brokerage statements (e.g. securities held in physical form, investments in hedge funds, etc.), the covered security must be disclosed on Section II. The information contained in the report must be current as of a date no more than 45 days prior to the date the report is submitted.

I.	Securities Accounts:

Account Title	Broker/Institution Name and Address	Account Number

II.	Covered Securities:

Title of Security	Type of Security	Ticker or CUSIP	Number of Shares	Principal Amount
1.
2.
3.
4.

If you have no Covered Securities or do not hold securities in physical form please check here:  ☐

I hereby certify that the information contained in this report is accurate and that listed above are all personal accounts, as well as all covered securities with respect to which I have beneficial ownership and that are not disclosed to LCS on my monthly brokerage statements. I acknowledge that I have received, read, and understand the provisions of the Code of Ethics and Statement on Personal Trading and agree to abide by them.

By:
Name:
Date:

EXHIBIT C

QUARTERLY TRANSACTION REPORT

Name of Staff member: ___________________________

Date of Submission: ______________________________

It is expected that a Staff member’s transactions involving covered securities in personal accounts will be disclosed in his or her monthly brokerage statements provided to the Compliance Officer. To the extent that such transactions are not so reflected (e.g. securities held in physical form, investments in hedge funds, etc.), the transactions must be disclosed below and submitted to the Compliance Officer no later than 30 days after the end of each calendar quarter.

I.	Transactions

Trade Date and Transaction Type	Transaction Price and Number of Shares	Name of Security	Ticker or CUSIP	Interest Rate and Maturity Date	Principal Amount	Broker/ Institution

I hereby certify that the information contained in this report is accurate and that listed above are all transactions for the quarter ended ___________ of covered securities which I have beneficial ownership and are not currently being disclosed to LCS on my monthly brokerage statements.

By:
Name:
Date:

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